Exhibit 10.32
Lexington Insurance Company
c/o Risk Finance Division
180 Maiden Lane, 19th Floor
New York, NY 10038
November 9, 2010
Imperial Holdings, LLC
701 Park of Commerce Boulevard, Suite 301
Boca Raton, Florida 33487
Re: Consent Letter Regarding S-1 Registration Statement and Related Exhibits
Subject to our receipt of your signature below, notwithstanding the confidentiality and/or consent provisions contained in the Proposed Redacted Exhibits (as defined below):
We hereby consent to the descriptions of us, and the descriptions of lender protection insurance coverage, each as set forth in the Form S-1 Registration Statement provided to us by way of that certain November 8, 2010, 5:04 p.m. (Eastern) e-mail from Michael Kirwan (the “Proposed Registration Statement”).
This Consent Letter applies only with respect to the Proposed Registration Statement and not to any prior subsequent or modified version thereof or any other document or disclosure, each of which, for the avoidance of doubt, to the extent such version modifies the description of us or the description of our lender protection insurance coverage, would require a separate Consent Letter, to be provided or withheld in our sole and absolute discretion. The Proposed Redacted Exhibits which will be addressed by a subsequent consent are:
     A. the September 14, 2009 letter between you, us, and National Fire & Marine Insurance Company that relates to the Lender Protection Insurance Policy (Policy No. 7113491), issued by us to Imperial PFC Financing II, LLC;
     B. the March 13, 2009 letter between you, us, and National Fire & Marine Insurance Company that relates to the Lender Protection Insurance Policy (Policy No. 7113486) issued by us to Imperial Life Financing II, LLC (collectively, the “Proposed Redacted Exhibits”).
This Consent Letter is issued with the understanding that the parties have not reached agreement with respect to, and thus no consent is hereby provided regarding, the filing of the following agreements as exhibits to the Proposed Registration Statement:
     A. the Omnibus Claims Settlement Agreement dated as of September 8, 2010 by and between us and Imperial PFC Financing, LLC; and
     B. the Pledge and Security Agreement dated September 8, 2010 by Imperial Premium Finance, LLC.
Furthermore, for the avoidance of doubt, this Consent Letter is provided by us and does not purport to provide any consent that may be required from or with respect to any other party,

Imperial Holdings, LLC
November 9, 2010

including for example any other entity that may be a party to any of the Proposed Redacted Exhibits.
By signing below:
1.	you represent, warrant and covenant that you (a) have consulted with appropriate professional advisors, such as your independent accountants, tax advisors and/or attorneys, regarding the appropriate accounting, tax and legal requirements (including disclosure requirements) regarding the Registration Statement and any exhibits thereto and (b) have made all relevant documents and information available to such advisors.

2.	you acknowledge that, and represent and warrant that you understand that, (a) neither we nor any of our affiliates, nor any of our or their respective officers, directors, employees, agents or representatives (collectively, “Representatives”), have provided you or your advisors with any accounting, tax, legal or other professional advice (including disclosure advice) and (b) you have not, and you have not authorized or directed your advisors or representatives to, rely upon any such advice from any such party, and

3.	you agree to, on an after-tax basis and as such amounts are incurred, defend, indemnify and hold harmless us and our affiliates, and our and their respective Representatives, successors and assigns (each, an “Indemnified Party”), against any and all liability, loss, damage or expense, including without limitation attorney’s fees and expenses (collectively, “Losses”), incurred by any such Indemnified Party in connection with any investigation, inquiry, action, suit, demand or claim for sums of money brought or made against any such Indemnified Party relating to the Proposed Registration Statement or any supplement or amendment thereto for any actual or alleged violations of state or federal securities laws with respect to any untrue statement or alleged untrue statement of a material fact contained in the Proposed Registration Statement or any supplement or amendment thereto or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and

4.	you agree that if for any reason the indemnification provided for above is unavailable or is insufficient to hold an Indemnified Party harmless, then you shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the indemnifying party, on the other hand, but also the relative fault of such indemnified party, on the one hand, and the Indemnifying Party, on the other hand, as well as any other relevant equitable considerations.

Imperial Holdings, LLC
November 9, 2010

We hereby consent to the filing of this Consent Letter as an exhibit to the Proposed Registration Statement. In delivering this Consent Letter, we do not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. In giving this Consent Letter, we are not assuming any responsibility for the accuracy or completeness of the Proposed Registration Statement.
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Imperial Holdings, LLC
November 9, 2010

LEXINGTON INSURANCE COMPANY
By:	/s/ Martin H. Scherzer
	Name:	Martin H. Scherzer
	Title:	Authorized Representative

ACKNOWLEDGE AND AGREED: IMPERIAL HOLDINGS, LLC
By:	/s/ Jonathan Neuman
	Name:	Jonathan Neuman
	Title:	President